Subsidiaries of Harte Hanks, Inc.
As of December 31, 2015

Name of Entity	Jurisdiction of Organization	% Owned
3Q Digital, Inc.	Delaware	100%
Harte-Hanks Belgium N.V.	Belgium	100%(1)
Harte-Hanks Data Services LLC	Maryland	100%
Harte-Hanks Direct, Inc.	New York	100%(9)
Harte-Hanks Direct Marketing/Baltimore, Inc.	Maryland	100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.	Ohio	100%
Harte-Hanks Direct Marketing/Dallas, Inc.	Delaware	100%
Harte-Hanks Direct Marketing/Fullerton, Inc.	California	100%
Harte-Hanks Direct Marketing/Jacksonville, LLC	Delaware	100%(7)
Harte-Hanks Direct Marketing/Kansas City, LLC	Delaware	100%(6)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.	Brazil	100%(4)
Harte Hanks Europe B.V.	Netherlands	100%
Harte-Hanks Florida, Inc.	Delaware	100%
Harte-Hanks GmbH	Germany	100%(3)
Harte Hanks Logistics, LLC	Florida	100%(7)
Harte-Hanks Market Intelligence Espana LLC	Colorado	100%
Harte-Hanks Philippines, Inc.	Philippines	100%
Harte-Hanks Print, Inc.	New Jersey	100%
Harte-Hanks Pty. Limited	Australia	100%(2)
Harte-Hanks Response Management/Austin, Inc.	Delaware	100%
Harte-Hanks Response Management/Boston, Inc.	Massachusetts	100%
Harte-Hanks Shoppers, Inc.	California	100%
Harte-Hanks SRL	Romania	100%(8)
Harte-Hanks Strategic Marketing, Inc.	Delaware	100%(2)
Harte-Hanks STS, Inc.	Delaware	100%
Harte-Hanks Teleservices, LLC	Delaware	100%(5)
Harte-Hanks Trillium Software Germany GmbH	Germany	100%(10)
Harte Hanks Trillium UK Limited	United Kingdom	100%(8)
Harte Hanks UK Limited	United Kingdom	100%(2)
HHMIX SAS	France	100%(3)
NSO, Inc.	Ohio	100%
Sales Support Services, Inc.	New Jersey	100%
Southern Comprint Co.	California	100%
Trillium Software, Inc.	Delaware	100%

(1)	99.84% Owned by Harte Hanks, Inc.
0.16% Owned by Harte-Hanks Direct, Inc.
(2)	Owned by Trillium Software, Inc.
(3)	Owned by Harte Hanks Europe B.V.
(4)	99.999% Owned by Trillium Software, Inc.
.001% Owned by Harte Hanks, Inc.
(5)	Owned by Harte-Hanks Direct, Inc.
(6)	Owned by Sales Support Services, Inc.
(7)	Owned by Harte-Hanks Florida, Inc.
(8)	Owned by Harte Hanks UK Limited
(9)	Owned by Harte-Hanks Print, Inc.
(10)	Owned by Harte-Hanks GmbH